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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-132453 on Form S-4 for Umpqua Holdings Corporation of our reports, dated March 7, 2006, relating to our audits of the consolidated financial statements and internal control over financial reporting of Western Sierra Bancorp, appearing in the Annual Report on Form 10-K of Western Sierra Bancorp for the year ended December 31, 2005.

         We further consent to the reference to our firm under the heading "Experts" in the joint proxy statement-prospectus, which is part of this Registration Statement.



/s/ Perry-Smith LLP

Sacramento, California

April 12, 2006